Exhibit 4.1

Brazil Minerals, Inc.
Convertible Promissory Note

Issuance Date: August 14, 2014	U.S. $222,500.00

FOR VALUE RECEIVED, Brazil Minerals, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of St. George Investments LLC, a Utah limited liability company, or its registered assigns (the “Holder”), the initial principal sum of $222,500.00 (the “Original Principal Amount”), and any additional advances and other amounts that may accrue or become due under the terms of this Convertible Promissory Note (this “Note”) when due, whether upon the Maturity Date, on any Installment Date with respect to the Installment Amount due on such Installment Date (each as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof), and to pay interest (“Interest”) on any Outstanding Balance (defined below) at the applicable interest rate as set forth herein, whether upon any Installment Date, the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference. For purposes hereof, the term “Outstanding Balance” means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for redemption, conversion or otherwise, plus any accrued but unpaid Interest, collection and enforcements costs, and any other fees or charges (including without limitation Late Charges (defined below)) incurred under this Note or under the Agreement (defined below).

This Note is issued pursuant to that certain Securities Purchase Agreement dated August 14, 2014, as the same may be amended from time to time (the “Agreement”), by and between the Company and the Holder.

1.          PAYMENTS OF PRINCIPAL; PREPAYMENT. On each Installment Date (which includes the Maturity Date), the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in accordance with Section 8. Additionally, so long as no Event of Default (defined below) shall have occurred, the Company may, in its sole and absolute discretion and upon giving the Holder not less than five (5) Trading Days written notice (a “Prepayment Notice”), pay in cash all or any portion of the Outstanding Balance at any time prior to the Maturity Date; provided that in the event the Company elects to prepay all or any portion of the Outstanding Balance, it shall pay to the Holder 125% of the portion of the Outstanding Balance the Company elects to prepay (the “Prepayment Premium”).

2.          INTEREST; INTEREST RATE. The Company acknowledges that the Original Principal Amount of this Note as of the date set forth above as the Issuance Date (the “Issuance Date”) exceeds the Purchase Price (as defined in the Agreement) and that such excess consists of (a) the OID (as defined in the Agreement) in the amount of $20,000.00 and (b) the Carried Transaction Expense Amount (as defined in the Agreement) in the amount of $2,500.00, both of which shall be fully earned and charged to the Company as of the Issuance Date and paid to the Holder as part of the Original Principal Amount as set forth in this Note. Interest on the Outstanding Balance shall accrue from the Issuance Date at the rate of ten percent (10%) per annum, provided that upon the occurrence of an Event of Default, Interest shall accrue on the Outstanding Balance both before and after judgment at the rate of twenty-two percent (22%) per annum, as set forth in Section 4.3(d) hereof. All Interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares, as provided for herein, and delivered to Holder at the address furnished to the Company for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid Interest, and thereafter to (d) principal.

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3.          CONVERSION OF NOTE. At the option of the Holder, this Note is convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 3.

3.1.         Conversion Right.

(a)          Subject to the provisions of Section 3.4, at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the Outstanding Balance into validly issued, fully paid and non-assessable shares of Common Stock (the “Section 3 Conversion Shares”) in accordance with Section 3.3, calculated using the Conversion Rate (defined below); provided, however, that, notwithstanding any provision contained in this Note, the conversion by the Holder of any portion of the Outstanding Balance shall only be exercisable in two (2) tranches (each, a “Tranche”), consisting of an initial Tranche in the amount of $112,500.00 and any interest, costs, fees or charges (including, without limitation, Late Charges) accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (as defined in the Agreement) (the “Initial Tranche”), and (ii) a subsequent Tranche in the amount of $110,000.00 plus any interest, costs, fees or charges (including, without limitation, Late Charges) accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (the “Subsequent Tranche”). The Initial Tranche shall correspond to the Initial Cash Purchase Price (as defined in the Agreement), $10,000 of the OID and the Carried Transaction Expense Amount. The Subsequent Tranche shall correspond to the Investor Note (as defined in the Purchase Agreement) and $10,000.00 of the OID. The Holder’s right to convert any portion of the Subsequent Tranche is conditioned upon the Holder’s payment in full of the Investor Note (upon the satisfaction of such condition, the Subsequent Tranche becomes a “Conversion Eligible Tranche”). For the avoidance of doubt, subject to the other terms and conditions hereof, the Initial Tranche shall be deemed a Conversion Eligible Tranche as of the Issuance Date for all purposes hereunder and may be converted in whole or in part at any time subsequent to the Initial Conversion Date, and the Subsequent Tranche, if it becomes a Conversion Eligible Tranche, may be converted in whole or in part at any time subsequent to the later of the Initial Conversion Date and the first date on which the Subsequent Tranche becomes a Conversion Eligible Tranche. For all purposes hereunder, the Initial Tranche shall be converted (or redeemed, as applicable) before the Subsequent Tranche. At all times hereunder, the aggregate amount of any costs, fees or charges (including, without limitation, Late Charges) incurred by or assessable against the Company hereunder, including, without limitation, any fees, charges or premiums incurred in connection with an Event of Default, shall be added to Initial Tranche, or if the Initial Tranche has been converted or repaid, then to the Subsequent Tranche.

(b)          The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares issuable upon each conversion of this Note shall be aggregated for purposes of determining whether such conversion would result in the issuance of a fractional share. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Section 3 Conversion Shares.

3.2.          Conversion Rate. The number of Section 3 Conversion Shares issuable upon conversion of any portion of the Outstanding Balance pursuant to Section 3.1(a) shall be determined by dividing (x) the applicable Conversion Amount by (y) the Conversion Price (such formula is referred to herein as the “Conversion Rate”).

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(a)          “Conversion Amount” means the portion of the Outstanding Balance to be converted.

(b)          “Conversion Price” means, as of any Conversion Date or other date of determination, $0.11, subject to adjustment as provided herein.

3.3.         Mechanics of Conversion.

(a)          Conversion by the Holder. To convert any Conversion Amount into shares of Common Stock on any date, the Holder shall deliver (whether via email, facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date (a “Conversion Date”), a copy of an executed notice of conversion substantially in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company. If required by Section 3.3(c), within five (5) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a reputable overnight courier for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 15.2). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or email an acknowledgment of confirmation, in the form attached hereto as Exhibit B, of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the close of business on the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the “Delivery Date”), the Company shall, provided that all DWAC Eligible Conditions are then satisfied, credit the aggregate number of Section 3 Conversion Shares to which the Holder shall be entitled to the account specified on the Conversion Notice via the DWAC system. If all DWAC Eligible Conditions are not then satisfied, the Company shall instead issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Section 3 Conversion Shares to which the Holder shall be entitled; provided, however, that, in addition to any other rights or remedies that Holder may have under this Note, such number of shares issued by certificate rather than via the DWAC system shall be increased by 5% for each conversion that occurs more than six (6) months after the Issuance Date. For the avoidance of doubt, the Company has not met its obligation to deliver Section 3 Conversion Shares by the Delivery Date unless the Holder or its broker, as applicable, has actually received the shares electronically into the applicable account, or if the DWAC Eligible Conditions are not then satisfied, has actually received the certificate representing the applicable Section 3 Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. If this Note is physically surrendered for conversion pursuant to Section 3.3(c) and the Outstanding Balance of this Note is greater than the principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 15.4)) representing the Outstanding Balance not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. In the event of a partial conversion of this Note pursuant hereto, the principal amount converted shall be deducted from the Installment Amount(s) relating to the Installment Date(s) as set forth in the applicable Conversion Notice.

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(b)          Company’s Failure to Timely Deliver. Failure for any reason whatsoever to issue any portion of the Common Stock by the applicable due date in the manner required under any section of this Note shall be a “Conversion Failure”. Upon the occurrence of a Conversion Failure, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected (not to exceed the highest of (i) $10,000, (ii) 50% of the Conversion Amount, and (iii) 10% of the Original Principal Amount) an amount equal to the greater of (A) $2,000.00 per day and (B) 2% of the product of (i) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled, multiplied by (ii) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating the provisions of this Note; and (2) with respect to Section 3 Conversion Shares, the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to the applicable Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued or are owed to the Holder prior to the date of such notice pursuant to this Section 3.3(b) or otherwise. Notwithstanding the foregoing, a Conversion Failure shall not exist to the extent shares of Common Stock are not issued by the Company in order to comply with the limitations set forth in Section 3.4 hereof. Upon the occurrence of a Conversion Failure (unless Holder elects to void the Conversion Notice), in addition to such failure being considered an Event of Default hereunder, for purposes of Section 7.1 the Company shall also be deemed to have issued the applicable shares of Common Stock on the latest possible permitted date and pursuant to the terms set forth herein, with Holder entitled to all the rights and privileges associated with such deemed issued shares (the “Deemed Conversion Issuance”).

(c)          Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the name and address of the holders of all or any portion of this Note and the principal amount of this Note held by such holder (the “Registered Note”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holder shall treat each Person whose name is recorded in the Register as the owner of this Note for all purposes (including, without limitation, the right to receive payments of principal and Interest hereunder) notwithstanding notice to the contrary. The Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign, transfer or sell all or part of the Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 15. Notwithstanding anything to the contrary in this Section 3.3(c), the Holder may assign this Note or any portion thereof to its Affiliate without delivering a request to assign or sell this Note to the Company and the recordation of such assignment or sale in the Register (a “Related Party Assignment”); provided, that (A) the Company may continue to deal solely with such assigning or selling Holder unless and until such Holder has delivered a request to assign or sell this Note or portion thereof to the Company for recordation in the Register; (B) the failure of such assigning or selling Holder to deliver a request to assign or sell such Note or portion thereof to the Company shall not affect the legality, validity, or binding effect of such assignment or sale; and (C) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the “Related Party Register”) comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register.  Notwithstanding anything to the contrary set forth in this Section 3, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the entire Outstanding Balance of this Note is being converted (in which event this Note shall be delivered to the Company as contemplated by Section 3.3(a)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Outstanding Balance and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

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3.4.         Limitations on Conversions.

(a)          Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, if at any time the Holder shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause the Holder (together with its Affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”), then the Company must not issue to the Holder shares of the Common Stock which would exceed the Maximum Percentage. For purposes of this Section, beneficial ownership of Common Stock will be determined under the 1934 Act. The shares of Common Stock issuable to the Holder that would cause the Maximum Percentage to be exceeded are referred to herein as the "Ownership Limitation Shares". The Company will reserve the Ownership Limitation Shares for the exclusive benefit of the Holder. From time to time, the Holder may notify the Company in writing of the number of the Ownership Limitation Shares that may be issued to the Holder without causing the Holder to exceed the Maximum Percentage. Upon receipt of such notice, the Company shall be unconditionally obligated to immediately issue such designated shares to the Holder, with a corresponding reduction in the number of the Ownership Limitation Shares. Notwithstanding the forgoing, the term “4.99%” above shall be replaced with “9.99%” at such time as the Market Capitalization of the Common Stock is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term “4.99%” is replaced with “9.99%” pursuant to the preceding sentence, such increase to “9.99%” shall remain at 9.99% until increased, decreased or waived by the Holder as set forth below.  For purposes of this Note, the term “Market Capitalization of the Common Stock” shall mean the product equal to (A) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (B) the aggregate number of outstanding shares of Common Stock as reported on the Company’s most recently filed Form 10-Q or Form 10-K. By written notice to the Company, the Holder may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all Affiliates and assigns of the Holder.

(b)          To the extent the limitation set forth in subsection (a) immediately above applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its Affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its Affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this Section 3.4 shall have any effect on the applicability of the provisions of this Section 3.4 with respect to any subsequent determination of convertibility. For purposes of this Section 3.4, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(e) of the 1934 Act (as defined in the Agreement) and the rules and regulations promulgated thereunder. The provisions of this Section 3.4 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 to correct this Section 3.4 (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 3.4 shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this Section 3.4 and the Company may not waive this Section 3.4 without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note.

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4.          RIGHTS UPON EVENT OF DEFAULT.

4.1.         Event of Default. Each of the following events shall constitute an “Event of Default” as of the date such event first occurred:

(a)          Failure to Pay. The Company shall fail to make any payment when due and payable under the terms of this Note including, without limitation, any payment of costs, fees, interest, principal (including, without limitation, the Company’s failure to deliver any Installment Amount when due or to pay any redemption payments or amounts hereunder), or other amount due hereunder or under any other Transaction Document (as defined in the Agreement).

(b)          Failure to Deliver or Process Shares. The Company (or its Transfer Agent, as applicable) (i) fails to issue Section 3 Conversion Shares by the Delivery Date; (ii) fails to issue any Installment Conversion Shares, True-Up Conversion Shares, Installment Certificated Shares, or True-Up Certificated Shares, as applicable, within the time periods required by Section 8; (iii) announces (or threatens in writing) that it will not honor its obligation to issue Conversion Shares to Holder in accordance with Section 3 and/or Section 8 of this Note; (iv) fails to transfer or cause its Transfer Agent to transfer or issue (electronically or in certificated form, as applicable) any Conversion Shares to the Holder as and when required by this Note; (v) directs its Transfer Agent not to transfer, or delays, impairs, and/or hinders its Transfer Agent in transferring or issuing (electronically or in certificated form, as applicable) any Conversion Shares to the Holder as and when required by this Note; or (vi) as applicable, fails to remove (or directs its Transfer Agent not to remove or impairs, delays, and/or hinders its Transfer Agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Section 3 Conversion Shares, Installment Certificated Shares or True-Up Certificated Shares as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor any such obligations).

(c)          Judgment. A final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) calendar days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) calendar days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) calendar days of the issuance of such judgment.

(d)          Breach of Obligations; Covenants. The Company or its Subsidiaries, if any, shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or any of the other Transaction Documents, including without limitation (i) all reporting covenants and covenants to timely file all required quarterly and annual reports and any other filings required pursuant to Rule 144, and (ii) strict compliance with all provisions of Sections 3, 8, and 10 of this Note.

(e)          Breach of Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Holder in writing included in this Note or in connection with any of the Transaction Documents, or as an inducement to the Holder to enter into this Note or any of the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished or becomes false thereafter.

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(f)          Receiver or Trustee. The Company shall make an assignment for the benefit of creditors, or apply for, or consent to, or otherwise be subject to, the appointment of a receiver, trustee, liquidator, assignee, custodian, sequestrator, or other similar official for a substantial part of its property or business.

(g)          Failure to Pay Debts. If any of the Company’s assets are assigned to its creditors, or upon the occurrence of any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries in an amount equal to $100,000 or more.

(h)          Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company, and, in the case of an involuntary bankruptcy, not discharged within sixty (60) days.

(i)          Delisting of Common Stock. The suspension from trading or the failure of the Common Stock to be trading on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period.

(j)          Liquidation. Any dissolution, liquidation, or winding up of the Company or any substantial portion of its business.

(k)          Cessation of Operations. Any cessation of operations by the Company or the Company admits it is otherwise generally unable to pay its debts as such debts become due; provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due.

(l)          Maintenance of Assets. The failure by the Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

(m)          Financial Statement Restatement. The restatement of any financial statements filed by the Company with the SEC for any date or period from two years prior to the date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Company with respect to this Note or the Agreement.

(n)          Reverse Split. The Company effectuates a reverse split of its Common Stock without twenty (20) Trading Days prior written notice to the Holder.

(o)          Replacement of Transfer Agent. In the event that the Company proposes to replace its Transfer Agent, the Company fails to provide, prior to the effective date of such replacement, a fully executed Transfer Agent Letter (as defined by the Agreement) in a form as required to be initially delivered pursuant to the Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock for the Share Reserve) signed by the successor transfer agent and delivered to the Company and the Holder.

(p)          Governmental Action. If any governmental or regulatory authority takes or institutes any action against the Company, a Subsidiary, or an executive officer or director of the Company, that will materially affect the Company’s financial condition, operations or ability to pay or perform the Company’s obligations under this Note.

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(q)          Transfer Agent Reserve; Share Reserve. The Company’s failure at any time following the Issuance Date to maintain the Transfer Agent Reserve (as defined in the Agreement) or the Share Reserve (as defined in the Agreement).

(r)          Certification of Equity Conditions. A false or inaccurate certification (including, without limitation, a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied, that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred.

(s)          DWAC Eligibility. The failure of any of the DWAC Eligible Conditions to be satisfied at any time after February 14, 2015 during which the Company has obligations under this Note.

(t)          Cross Default. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, a breach or default by the Company of any covenant or other term or condition contained in (i) any of the other Transaction Documents, or (ii) any Other Agreements (defined below); shall, at the option of the Holder, be considered a default under this Note, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note. The Company hereby agrees to notify the Holder in writing within three (3) Trading Days after any such default; provided, however, any filing of an 8-K that identifies any such default shall not be deemed notice under this Section 4.1(t). “Other Agreements” means, collectively, (1) all existing and future agreements and instruments between, among or by the Company (or a Subsidiary), on the one hand, and the Holder (or an Affiliate of Holder), on the other hand, and (2) any financing agreement or a material agreement that affects the Company’s ongoing business operations. For the avoidance of doubt, all existing and future loan transactions between the Company and the Holder and its Affiliates will be cross-defaulted with each other loan transaction and with all other existing and future debt of the Company to the Holder.

Each subsection of this Section 4.1 shall be interpreted and applied independently, and no such subsection shall be deemed to limit or qualify any other subsection in any manner whatsoever.

4.2.         Notice of an Event of Default.

(a)          Company’s Obligation to Provide Default Notice. If the Company become aware of the occurrence of an Event of Default, the Company shall within one (1) Trading Day deliver written notice thereof via email, facsimile or reputable overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder.

(b)          Holder’s Right to Provide Default Notice. If Holder becomes aware of the occurrence of an Event of Default, Holder may at any time thereafter (but shall not be obligated to) provide an Event of Default Notice to the Holder via email, facsimile or reputable overnight courier (with next day delivery specified). Any remedies set forth in an Event of Default Notice provided by Holder to the Company will not waive Holder’s rights to assert any other remedies available under the Transaction Documents.

(c)          Default Date. For each Event of Default, the “Default Date” shall mean the date of the first occurrence of such Event of Default, regardless of the date that an Event of Default Notice is actually given by one party to the other.

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4.3.         Remedies; Redemption Right After Default.

(a)          At any time and from time to time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may, at Holder’s option, require the Outstanding Balance to be increased to an amount equal to the Outstanding Balance multiplied by the Default Premium (the “Default Adjustment”); provided, however, that a Default Adjustment may only be applied to two separate Events of Default under this Note, and not to any additional Events of Default. A Default Adjustment will be calculated as of the applicable Default Date and the entire amount of such increase shall be added to the Outstanding Balance. Holder’s election to apply a Default Adjustment does not preclude Holder from applying any other remedies that may be available under the Transaction Documents.

(b)          At any time and from time to time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company. An Event of Default Redemption Notice shall automatically trigger a Default Adjustment, subject to the limitations set forth in Section 4.3(a) hereof. The Event of Default Redemption Notice shall indicate the portion of the Outstanding Balance the Holder is electing to redeem (the “Default Redemption Amount”). Redemptions required by this Section 4.3(b) shall be made in accordance with the provisions of Section 10. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3.4, until the Default Redemption Amount (together with Late Charges thereon) is paid in full pursuant to and in accordance with the terms set forth in Section 10, the Outstanding Balance (together with any Late Charges thereon), may be converted, in whole or in part from time to time, by the Holder into Common Stock pursuant to the other terms of this Note. In the event of a partial redemption of this Note pursuant hereto, the applicable Default Redemption Amount shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the Event of Default Redemption Notice. Notwithstanding the foregoing, this Section 4.3(b) shall not apply to an Event of Default arising under Section 4.1(h) (Bankruptcy).

(c)          Upon the occurrence of an Event of Default occurring under Section 4.1(h) due to the institution by or against the Company of any bankruptcy proceeding for relief under any bankruptcy law or any law for the relief of debtors, (i) the Outstanding Balance shall automatically increase to an amount equal to the Outstanding Balance immediately prior to such Event of Default multiplied by the Default Premium, and (ii) all amounts owed under this Note shall accelerate and be immediately due and payable, all without the need for any further notice to or action by any party hereunder.

(d)          As of the first Default Date, if any, this Note shall thereafter accrue interest at the rate of 1.83% per month (or 22% per annum) until such time as each applicable Event of Default is cured, compounding daily, whether before or after judgment; provided, however, that notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law. Following the cure of an Event of Default, Interest on the Outstanding Balance shall accrue at the pre-Event of Default rate of ten percent (10%) per annum.

(e)          After any Event of Default arising under Section 4.1(b), Holder will be entitled to the remedies set forth in Section 3.3(b) hereof.

(f)          Notwithstanding and in addition to any other provision contained herein, if Section 3 Conversion Shares are delivered to Holder in certificated form rather than electronic form, the Outstanding Balance shall automatically increase by an amount equal to the decline in Value (defined below), if any, of such shares between the time the certificate representing such shares was required to be delivered to the Holder hereunder, and the date such shares become Free Trading. The Company agrees to use its best efforts to cause such shares to become Free Trading. “Value”, as used in this subsection, shall mean the five (5) Trading Day trailing average VWAP for the applicable shares.

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5.          RIGHTS UPON FUNDAMENTAL TRANSACTION.

5.1.          Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5.1 pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder, in its sole discretion, prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of this Note, having similar conversion rights as this Note and having similar ranking to this Note, and being satisfactory to the Holder in its sole discretion, (ii) the Successor Entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, and (iii) the Company has received the Holder’s prior written consent to enter into such Fundamental Transaction. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property (except such items still issuable under Section 6, which shall continue to be receivable thereafter) issuable upon the conversion or redemption of this Note prior to such Fundamental Transaction), such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

5.2.          Notice of a Fundamental Transaction; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Fundamental Transaction, but not prior to the public announcement of such Fundamental Transaction, the Company shall deliver written notice thereof via facsimile and reputable overnight courier to the Holder (a “Fundamental Transaction Notice”). At any time during the period beginning after the Holder’s receipt of a Fundamental Transaction Notice or the Holder becoming aware of a Fundamental Transaction if a Fundamental Transaction Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (i) consummation of such Fundamental Transaction and (ii) the date of receipt of such Fundamental Transaction Notice, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Fundamental Transaction Redemption Notice”) to the Company, which Fundamental Transaction Redemption Notice shall indicate the portion of the Outstanding Balance the Holder is electing to redeem (the “Fundamental Transaction Redemption Amount”). The Fundamental Transaction Redemption Amount shall be redeemed by the Company in cash pursuant to and in accordance with Section 10 and shall have priority to payments to stockholders in connection with such Fundamental Transaction. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3.4, until the Fundamental Transaction Redemption Amount (together with any Late Charges thereon) is paid in full pursuant to and in accordance with the terms set forth in Section 10, the Outstanding Balance (together with any Late Charges thereon), may be converted, in whole or in part from time to time, by the Holder into Common Stock pursuant to Section 3. In the event of a partial redemption of this Note pursuant hereto, the applicable Fundamental Transaction Redemption Amount shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the Fundamental Transaction Redemption Notice.

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5.3.          Paid in Full. Notwithstanding anything to the contrary in this Section 5, in no case shall any Fundamental Transaction be consummated prior to the prepayment in full of the Outstanding Balance of this Note, with such prepayment subject to the Prepayment Premium for the entire Outstanding Balance.

6.          DISTRIBUTION OF ASSETS; RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

6.1.          Distribution of Assets. Without the prior written consent of Holder, the Company agrees not to declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction).

6.2.          Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) using a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7.          RIGHTS UPON ISSUANCE OF SECURITIES.

7.1.          Adjustment of Conversion Price upon Issuance of Common Stock. Except with respect to Excluded Securities, if and whenever on or after the Issuance Date the Company issues or sells Common Stock, Options, Convertible Securities, or upon any conversion or Deemed Issuance, or in accordance with subsections (a) through (f) below is deemed to have issued or sold, any shares of Common Stock (including without limitation the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue, conversion, or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For the avoidance of doubt, if the New Issuance Price is greater than the Applicable Price, there shall be no adjustment to the Conversion Price. For purposes of determining the adjusted Conversion Price under this Section 7.1, the following shall be applicable:

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(a)          Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7.1(a), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(b)          Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7.1(b), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7.1, except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(c)          Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 7.1(c), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7.1 shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

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(d)          Calculation of Consideration Received. If any Option or Convertible Security is issued or deemed issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received by the Company minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the average VWAP of such security for the five (5) Trading Day period immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) Trading Days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(e)          Deemed Installment Issuance. If the Company (or its Transfer Agent) fails to deliver shares as required by any portion of Section 8 or Section 8.5, in addition to such failure to act being considered an Event of Default hereunder, for purposes of this Section 7.1, the Company shall also be deemed to have issued the Installment Conversion Shares, True-Up Conversion Shares, Installment Certificated Shares, or True-Up Certificated Shares, as applicable, to Holder on the latest possible permitted date pursuant to the terms set forth in Section 8 or Section 8.5, as applicable, with Holder entitled to all the rights and privileges associated with such deemed issued shares (the “Deemed Installment Issuance”).

(f)          Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

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7.2.          Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 5 or Section 7.1, if the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 5 or Section 7.1, if the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7.2 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7.2 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

7.3.          Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 7.3 will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

8.           COMPANY INSTALLMENT CONVERSION OR REDEMPTION. Beginning on the date that is six (6) months after the later of (i) the Issuance Date, and (ii) the date the Purchase Price is paid to the Company (the “Initial Installment Date”), and on each applicable Installment Date thereafter, the Company shall pay to the Holder of this Note the applicable Installment Amount due on such date, subject to the provisions of this Section 8. Payments of the Installment Amount may be made (a) in cash (a “Company Redemption”), (b) by converting such Installment Amount into shares of Common Stock in accordance with this Section 8 (a “Company Conversion”), or (c) by any combination of a Company Conversion and a Company Redemption so long as the entire amount of such Installment Amount due shall be converted and/or redeemed by the Company on the applicable Installment Date. Notwithstanding the foregoing, the Company will not be entitled to elect a Company Conversion with respect to any portion of such Installment Amount and shall be required to pay the entire amount of such Installment Amount in cash pursuant to a Company Redemption if on the applicable Installment Notice Due Date (defined below) there is an Equity Conditions Failure, and such failure is not waived by the Holder as permitted herein. The portion of the Installment Amount designated hereunder as a Company Redemption is referred to herein as the “Company Redemption Amount” and the portion of the Installment Amount designated for a Company Conversion is referred to herein as the “Company Conversion Amount”. With respect to the payment of any particular Installment Amount, the Company may, with the written consent of the Holder, which consent may be withheld in the sole and absolute discretion of the Holder, make such Installment Payment in graded diamonds.

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8.1.         Installment Notice. Subject to Section 8.5, on or prior to the date which is the third (3rd) Trading Day prior to each Installment Date (each, an “Installment Notice Due Date”), the Holder will propose an allocation between the Company Redemption Amount and the Company Conversion Amount by delivery of a notice to the Company by email or fax substantially in the form attached hereto as Exhibit C-1 (each, an “Installment Notice”); provided, however, that the Company may, at its option, elect to change such allocation by written notice to the Holder by email or fax on or before 12:00 p.m. New York time on the applicable Installment Date so long as the sum of the Company Redemption Amount and the Company Conversion Amount equals the applicable Installment Amount and so long as the Company Redemption Amount, and the Company Conversion Amount, as applicable, are transferred to the Holder no later than the Installment Date. If the Company does not provide written notice to the Holder of a different allocation as permitted under this Section, then the Company will be deemed to have agreed to the allocation set forth on the applicable Installment Notice prepared by the Holder. If the applicable Installment Amount is to be paid, in whole or in part, pursuant to a Company Conversion, the Company must certify by 12:00 p.m. New York time on the Installment Date that there is not an Equity Conditions Failure as of the Installment Notice Due Date. If the Company does not modify or prepare a replacement Installment Notice on or prior to 12:00 p.m. New York time on the applicable Installment Date, then the Company shall be deemed to have ratified and confirmed such notice and, unless otherwise stated, certified that there is not an Equity Conditions Failure as of the Installment Notice Due Date. If an Equity Conditions Failure has occurred or exists as of the applicable Installment Notice Due Date, then the Company shall identify each such Equity Conditions Failure in a revised Installment Notice delivered to the Holder no later than 12:00 p.m. New York time on the applicable Installment Date and request a waiver thereof from the Holder pursuant to Section 8.4 hereof. Notwithstanding anything herein to the contrary, if such Equity Conditions Failure arises from a Non-Waivable Equity Condition, then the applicable Installment Amount must be paid on the Installment Date as a Company Redemption under Section 8.2 hereof. Subject to the preceding sentence, unless and until the Holder delivers written notice to the Company that it will not waive such Equity Conditions Failure, then the Company will proceed to complete a Company Conversion under Section 8.3. If the Holder elects in writing delivered to the Company by fax or email not to waive such Equity Conditions Failure, then any Conversion Shares previously received for such Company Conversion will be promptly returned to the Company and the Company will immediately after receipt of such returned Conversion Shares pay the applicable Company Redemption Amount to the Holder.

8.2.         Mechanics of Company Redemption. On or before each Installment Date, the Company must pay to the Holder in cash the applicable Company Redemption Amount by wire transfer of immediately available funds. If the Company fails to pay the applicable Company Redemption Amount by the applicable Installment Date, then the Holder may from time to time by written notice to the Company elect to convert any of the unpaid Company Redemption Amount (together with any Late Charges thereon) pursuant to Section 3.3; provided, however, that the Default Conversion Price will apply to any such conversion rather than the Conversion Price described in Section 3.2(b) hereof.

8.3.         Mechanics of Company Conversion.

(a)          Installment Date. Subject to Section 3.4, no later than the applicable Installment Date, the Company must deliver to the Holder’s account the applicable Installment Conversion Shares set forth in the applicable Installment Notice. The Holder shall be deemed the owner of such shares as of the applicable Installment Date.

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(b)          True-Up Date. Twenty (20) Trading Days after the applicable Installment Conversion Shares delivered to the Holder under Section 8.3(a) above become Free Trading (such date is referred to herein as the “True-Up Date”), the Company shall determine the amount, if any, by which the True-Up Conversion Shares exceed the applicable Installment Conversion Shares previously delivered to the Holder. Within three (3) days of the True-Up Date, the Company shall deliver to the Holder’s account a number of shares of Common Stock equal to the amount, if any, by which the True-Up Conversion Shares exceed the applicable Installment Conversion Shares previously delivered to the Holder, registered in the name of the Holder or its designee. So long as no Payment Default has occurred, if the Installment Conversion Shares exceed the True-Up Conversion Shares, then the excess will be applied towards the next Installment Conversion Shares to be issued by the Company hereunder (unless the Outstanding Balance has been reduced to zero, in which case the Holder will return such excess shares to the Company). If a Payment Default has occurred and the Installment Conversion Shares for the applicable Installment Date exceed the True-Up Conversion Shares, then the Holder shall not be required to return to the Company any of the excess shares or apply such excess shares to any future issuance or conversion of shares hereunder. For each True-Up Date, the Company agrees to deliver to the Holder by fax or email such information and calculations required under this Section 8.3(b) substantially in the form attached hereto as Exhibit C-2.

(c)          Failure to Deliver Shares. If the Company fails to deliver the shares required under Section 8.3(b) within three (3) days of the applicable True-Up Date, then in addition to such failure being an Event of Default under Section 4.1(b), the Company will be required to deliver an additional number of shares equal to ten percent (10%) of the total undelivered shares. The addition of 10-percent of the total undelivered shares shall continue to be applied on the same day of each successive calendar month if the Company fails to deliver the shares required under Section 8.3(b) and this Section 8.3(c).

(d)          Company Conversion Measuring Period. The period beginning on the applicable Installment Notice Due Date and ending on the applicable True-Up Date is referred to herein as the “Company Conversion Measuring Period”.

(e)          Event of Default. If an Event of Default occurs during a Company Conversion Measuring Period, then the Holder may elect during such time period to either (i) return any Installment Conversion Shares delivered for such period and adjust the Outstanding Balance as if such shares had never been issued, or (ii) retain such Installment Conversion Shares and cause the adjustment to the Outstanding Balance in connection therewith to equal the retained Installment Conversion Shares multiplied by the lower of (a) the Installment Conversion Price, and (b) the True-Up Conversion Price.

(f)          Equity Conditions Failure. If no Equity Conditions Failure existed as of the Installment Notice Due Date, but an Equity Conditions Failure exists as of the applicable True-Up Date, and such is not waived as permitted herein, then, at the option of the Holder designated in writing to the Company, the Holder may require the Company to do any one or more of the following:

(i)          the Company must redeem all or any part designated by the Holder of the Company Conversion Amount for which shares have not yet been delivered to Holder (such designated amount is referred to as the “Designated Redemption Amount”). The Company must pay the Designated Redemption Amount to the Holder on the later of (1) the applicable True-Up Date, and (2) three (3) Trading Days after the Holder notifies the Company of the Designated Redemption Amount required to be paid under this Section. The Designated Redemption Amount must be paid by wire transfer of immediately available funds. If the Company fails to pay the Designated Redemption Amount within the time period required by this Section, then in addition to any other remedies set forth herein, the Designated Redemption Amount shall automatically increase to an amount equal to the Designated Redemption Amount multiplied by the Default Premium (with such corresponding increase added to the Outstanding Balance); or

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(ii)         the Company Conversion shall be null and void with respect to the Company Conversion Amount for which shares have not yet been delivered to the Holder; the Outstanding Balance will be reduced by an amount equal to the retained Installment Conversion Shares multiplied by the lower of (1) the Installment Conversion Price, and (2) the True-Up Conversion Price; and the Holder shall be entitled to all the rights of a holder of this Note with respect to such remaining Company Conversion Amount, including without limitation, requiring such remaining Company Conversion to occur after one or more subsequent written notices (each a “Subsequent Notice”) are delivered by the Holder to the Company; provided, however, the Conversion Price for such remaining Company Conversion Amount shall thereafter be adjusted to equal the lesser of (Y) the Default Conversion Price as in effect on the date on which the Holder voided the Company Conversion and (Z) the Default Conversion Price that would be in effect on the date on which the Holder delivers the Subsequent Notice to the Company electing to proceed with all or a portion of the remaining Company Conversion Amount (such date to be treated as if it were an Installment Date for the designated Company Conversion Amount).

(g)          Method of Delivery of Shares. All Common Stock to be delivered to the Holder under this Section 8.3 shall be transferred via the DWAC system. Failure to do so within the required time period shall constitute an Event of Default under Section 4.1(b) hereof. Subject to the foregoing, if the Company is unable to deliver shares via the DWAC system, then the Company must deliver to the Holder or its broker, via nationally recognized overnight courier, the original Installment Certificated Shares and original True-Up Certificated Shares, with such mailing to occur no later than the Installment Date and the True-Up Date, respectively, registered in the name of the Holder or its designee. So long as no Payment Default has occurred, if the Installment Certificated Shares for the applicable True-Up Date exceed the True-Up Certificated Shares, then the excess will be applied towards the next Conversion Shares to be issued by the Company (unless the Outstanding Balance has been reduced to zero, in which case Holder will return such excess shares to the Company). If a Payment Default has occurred and the Installment Certificated Shares for the applicable True-Up Date exceed the True-Up Certificated Shares, then the Holder shall not be required to return to the Company any of the excess shares or apply such excess shares to any future issuance or conversion of shares hereunder.

8.4.         Waiver of Equity Conditions Failure. Notwithstanding anything in this Note to the Contrary, the Holder may waive in writing any Equity Conditions Failure, except for the Non-Waivable Equity Conditions. Any such waiver shall only be made for the purposes of permitting a Company Conversion to occur under this Section 8 and shall not be deemed a waiver of the underlying default or a continuing waiver of a future Equity Conditions Failure. Any such waiver shall not excuse the Company from the performance of any of its current or future obligations under this Note.

8.5.         Payment Default. After the occurrence of a Payment Default, the Holder may at any time thereafter make an election by written notice to the Company to require all subsequent Installment Dates and subsequent Installment Amounts to be determined under this Section 8.5 (a “Section 8 Election”). After a Section 8 Election is made, the Installment Dates and the Installment Amounts will be determined by the Holder in the Holder’s sole discretion, notwithstanding any scheduled dates or amounts otherwise described in this Note. After a Section 8 Election, the Holder may at any time thereafter submit one or more Installment Notices using the form attached hereto as Exhibit C-1, provided, however, that the Holder shall be permitted to designate all or any portion of the Outstanding Balance as the Installment Amount. The date that any such Installment Notice is delivered by the Holder to the Company shall be deemed the Installment Notice Due Date, with the Installment Date deemed to be three (3) Trading Days thereafter. Except for the Holder’s right to determine the Installment Amount and the Installment Date, all other terms in this Section 8 shall remain the same. The purpose of this Section 8.5 is to allow the Holder to make a Section 8 Election rather than declaring an Event of Default hereunder; provided, however, that a Section 8 Election will in no event be deemed a waiver of any of the Holder’s other rights or remedies available under this Note and thus the Holder may at any time thereafter declare an Event of Default and seek those remedies available under Section 4.3 hereof.

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9.          TRANSFER FEES. The Company shall pay any and all transfer, stamp, issuance and similar taxes, transfer agent fees, postage, expedite fees, and other actual costs and fees necessary to cause the Conversion Shares to be issued to Holder and cleared for trading as contemplated hereunder. Any such fees or costs paid by the Holder will be promptly reimbursed by the Company or added to the Outstanding Balance.

10.         HOLDER’S REDEMPTIONS. If the Holder has submitted to Company an Event of Default Redemption Notice in accordance with Section 4.3(b), then the Company shall pay to Holder in cash within ten (10) Trading Days after the Company’s receipt of such Event of Default Redemption Notice an amount equal to the Default Redemption Amount. If the Holder has submitted to Company a Fundamental Transaction Redemption Notice in accordance with Section 5.2, then the Company shall pay to Holder in cash an amount equal to the Fundamental Transaction Redemption Amount multiplied by the Default Premium (the “Fundamental Transaction Redemption Price”) on the earlier of (i) the closing of such Fundamental Transaction, and (ii) ten (10) Trading Days after the Company’s receipt of such notice. Notwithstanding anything in this Note to the contrary, the failure of the Company to pay the Default Redemption Amount under this Section 10 shall not be considered a separate Event of Default hereunder. At any time prior to the payment of the applicable Default Redemption Amount by the Company, the Holder shall have the option, in lieu of redemption, to cancel the Event of Default Redemption Notice or the Fundamental Transaction Redemption Notice, as applicable, by written notice to the Company (the “Redemption Cancellation Notice”). Upon the Company’s receipt of a Redemption Cancellation Notice, (x) this Note shall thereafter be due and payable upon demand in whole or in part, with payment of the designated Outstanding Balance being due ten (10) Trading Days after written demand therefor from the Holder; (y) for each conversion thereafter under Section 3 of this Note, the Conversion Price of this Note shall be automatically adjusted with respect to each conversion under this Note effected thereafter by the Holder to the lowest of (A) 75% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date of the Redemption Cancellation Notice, (B) the Market Price as of the date of the Redemption Cancellation Notice, (C) the then current Market Price, and (D) the then current Conversion Price; and (z) for each conversion thereafter under Section 3 of this Note, twenty-three (23) Trading Days following Company’s delivery to the Holder of Conversion Shares (the “Section 10 True-Up Date”), there shall be a true-up where the number of Conversion Shares delivered shall be multiplied by the Market Price as of the Section 10 True-Up Date and if the product thereof is less than the Conversion Amount applicable to such conversion, the difference shall be added to the Outstanding Balance of this Note as of the Section 10 True-Up Date. The Holder’s delivery of a Redemption Cancellation Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such Redemption Cancellation Notice and shall not be deemed a waiver of any Event of Default identified in the applicable Event of Default Redemption Notice.

11.         NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Agreement), bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as this Note is outstanding, take all action necessary to maintain the Share Reserve.

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12.         VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

13.         AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any change or amendment to this Note.

14.         TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company.

15.         REISSUANCE OF THIS NOTE.

15.1.          Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 15.4), registered as the Holder may request, representing the Outstanding Balance being transferred by the Holder and, if less than the entire Outstanding Balance is being transferred, a new Note (in accordance with Section 15.4) to the Holder representing the Outstanding Balance not being transferred.

15.2.          Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 15.4) representing the Outstanding Balance.

15.3.          Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder by delivery to the principal office of the Company, for a new Note or Notes (in accordance with Section 15.4 and in principal amounts of at least $1,000) representing in the aggregate the Outstanding Balance of this Note, and each such new Note will represent such portion of such Outstanding Balance as is designated by the Holder at the time of such surrender.

15.4.          Issuance of New Notes. Subject to Section 10, whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Outstanding Balance (or in the case of a new Note being issued pursuant to Section 15.1 or Section 15.3, the portion of the Outstanding Balance designated by the Holder which, when added to the outstanding balance represented by the other new Notes issued in connection with such issuance, does not exceed the Outstanding Balance under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges and other increases to the Outstanding Balance as permitted hereunder from the Issuance Date.

16.         REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS AND BREACHES. The remedies, including without limitation the Default Premium, Prepayment Premium, and all other charges, fees, and collection costs provided for in this Note, shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

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17.         PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement prior to commencing legal proceedings, or is collected or enforced through any legal proceeding, or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note; or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note; then, if the Holder prevails in a collection proceeding, the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the Purchase Price paid for this Note was less than the Original Principal Amount.

18.         CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

19.         FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

20.         DISPUTE RESOLUTION.

20.1.          Arbitration of Disputes. By its acceptance of this Note, each party agrees to be bound by the Arbitration Provisions set forth as an Exhibit to the Purchase Agreement.

20.2.          Calculation of Disputes. In the case of a dispute as to the determination of the Conversion Price, Default Conversion Price, Installment Conversion Price, Conversion Rate, the Closing Bid Price, the Closing Sale Price, VWAP or fair market value (as the case may be) or the arithmetic calculation of Conversion Shares or the applicable Redemption Price (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute (including, without limitation, as to whether any issuance or sale or deemed issuance or sale was an issuance or sale or deemed issuance or sale of Excluded Securities). If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Trading Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Trading Days, submit via facsimile (a) the disputed determination of the Conversion Price, Default Conversion Price, Installment Conversion Price, Conversion Rate, the Closing Bid Price, the Closing Sale Price, VWAP or fair market value (as the case may be) to an independent, reputable investment bank selected by the Holder or (b) the disputed arithmetic calculation of the Conversion Shares or any Redemption Price (as the case may be) to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Trading Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation with respect to the disputes set forth in this Section 20 (as the case may be) shall be binding upon all parties absent demonstrable error.

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21.         NOTICES; PAYMENTS.

21.1.          Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Agreement titled “Notices.” The Company shall provide the Holder with prompt written notice as may be required hereunder, including without limitation the following actions (such notice to include in reasonable detail a description of such action and the reason therefore): (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) Trading Days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all holders of shares of Common Stock, or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

21.2.          Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in The Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

21.3.          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds pursuant to wire transfer instructions delivered to Company by Holder from time to time. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Trading Day, the same shall instead be due on the next succeeding day which is a Trading Day. Any amount due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of twenty-two percent (22%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

22.         CANCELLATION. After repayment or conversion of the entire Outstanding Balance, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

23.         WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement.

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24.         GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

25.         SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with one or more valid provisions, the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

26.         FEES AND CHARGES. The parties acknowledge and agree that upon Company’s failure to comply with the provisions of this Note, the Holder’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, the Holder’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder, among other reasons. Accordingly, any fees, charges, and interest due under this Note, including without limitation the Prepayment Premium and the Default Premium, are intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not a penalty.

27.         UNCONDITIONAL OBLIGATION. Subject to the terms of the Agreement, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency or where contemplated herein in shares of its Common Stock, as applicable, as herein prescribed. This Note is the direct obligation of the Company and not subject to offsets, counterclaims, defenses, credits or deductions.

28.         DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Trading Day after any such receipt or delivery, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries.

29.         TIME OF THE ESSENCE. Time is expressly made of the essence of each and every provision of this Note. If the last day of any time period stated herein shall fall on a Saturday, Sunday or non-Trading Day, then such time period shall be extended to the next succeeding day Trading Day.

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30.         MAXIMUM PAYMENTS. Nothing contained in this Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Note exceeds the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

31.         OFFSET RIGHTS. Notwithstanding anything to the contrary herein or in any of the other Transaction Documents, (a) the parties hereto acknowledge and agree that the Holder maintains a right of offset pursuant to the terms of the Investor Note that, under certain circumstances, permits the Holder to deduct amounts owed by the Company under this Note from amounts otherwise owed by the Holder under the Investor Note (the “Holder Offset Right”), and (b) in the event of the occurrence of any Event of Default (as defined in the Investor Note, or any other note issued by the initial the Holder in connection with the Agreement), or at any other time, the Company shall be entitled to deduct and offset any amount owing by the Holder under the Investor Note from any amount owed by the Company under this Note (the “Company Offset Right”); provided that if any of the foregoing events occur and Holder has not yet exercised the Holder Offset Right, the Holder Offset Right shall be automatically exercised on the date that is thirty (30) days prior to the Investor Note Maturity Date (an “Automatic Offset”). Other than with respect to an Automatic Offset, the Company may only elect to exercise the Company Offset Right by delivering to Holder: (a) an offset notice in a form substantially similar to Exhibit D to this Note; and (2) payment of $250.00 to Holder. In the event that the Company’s exercise of the Company Offset Right results in the full satisfaction of the Company’s obligations under this Note, the Holder shall return the original Note to the Company marked “cancelled” or, in the event this Note has been lost, stolen or destroyed, a lost note affidavit in a form reasonably acceptable to the Company. For the avoidance of doubt, the Company shall not incur the Prepayment Premium set forth in Section 1 hereof with respect to any portion of this Note that is satisfied by way of the Company Offset Right.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set forth above.

COMPANY:

Brazil Minerals, Inc.

By:	/s/ Marc Fogassa
Name:	Marc Fogassa
Title:	Chief Executive Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

St. George Investments LLC

By: Fife Trading, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

[Signature page to Convertible Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1.          “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

A2.          “Agreement” means that certain Securities Purchase Agreement, dated as of August 8, 2014, as may be amended from time to time, by and between the Company and the Holder, pursuant to which the Company issued this Note.

A3.          “Approved Stock Plan” means any stock option plan or similar incentive plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, director or consultant for services provided to the Company.

A4.          “Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be), and (iii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).

A5.          “Bloomberg” means Bloomberg, L.P.

A6.          “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in “OTC Pink” by Pink OTC Markets Inc. (formerly Pink Sheets LLC), and any successor thereto. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 20. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A7.          “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

A8.          “Contingent Obligation” means as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

Page 1 | Attachment 1 to Convertible Promissory Note (Definitions)

A9.          “Conversion Shares” means shares of Common Stock issuable by the Company upon any conversion of this Note, including without limitation, Section 3 Conversion Shares, Installment Conversion Shares, True-Up Conversion Shares, Installment Certificated Shares, and True-Up Certificated Shares.

A10.         “Convertible Securities” means any stock, preferred stock, stock appreciation rights, phantom stock, equity related rights, equity linked rights, or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

A11.         “Current Subsidiary” means any Person in which the Company on the Issuance Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries.”

A12.         “Deemed Issuance” means (i) a Deemed Conversion Issuance as defined in Section 3.3(b) hereof and (ii) a Deemed Installment Issuance as defined in Section 7.1(e) hereof.

A13.         “Default Conversion Price” means, with respect to a particular date of determination, the lower of (i) the Conversion Price then in effect and (ii) the Market Price as of the specified Installment Notice Due Date or the Installment Date, as applicable. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any applicable Measuring Period.

A14.         “Default Premium” means 125%.

A15.         “DTC” means the Depository Trust Company.

A16.         “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer Program.

A17.         “DWAC” means Deposit Withdrawal at Custodian as defined by the DTC.

A18.         “DWAC Eligible Conditions” means that (i) the Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system, (ii) the Company has been approved (without revocation) by the DTC’s underwriting department, (iii) the Transfer Agent is approved as an agent in the DTC/FAST Program, (iv) after the date which is six months after the date of this Note, the Conversion Shares are otherwise eligible for delivery via DWAC; (v) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC; and (vi) the Common Stock required to be delivered to the Holder hereunder is actually delivered to the Holder using the DWAC system.

A19.         “Eligible Market” means The New York Stock Exchange, NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTCQX or the OTCQB, or the Principal Market. In no event shall quotations provided in OTC Pink by Pink OTC Markets Inc., or its successor, be considered an Eligible Market.

A20.         “Equity Conditions” means: (i) with respect to the applicable date of determination all of the Conversion Shares are Free Trading; (ii) on each day during the period beginning one month prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) Trading Days and occurring prior to the applicable date of determination due to business announcements by the Company); (iii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis as set forth in Section 3 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 3.4 hereof (the Holder acknowledges that the Company shall be entitled to assume that this condition has been met for all purposes hereunder absent written notice from the Holder); (v) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause any of the Conversion Shares to not be freely tradable without the need for registration under any applicable state securities laws (in each case, disregarding any limitation on conversion of this Note); (viii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in material compliance with each, and shall not have breached any, term, provision, covenant, representation or warranty of any Transaction Document; (ix) without limiting clause (viii) above, on each day during the Equity Conditions Measuring Period, there shall not have occurred an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (x) all DWAC Eligible Conditions shall be satisfied as of each applicable Installment Date and True-Up Date; (xi) on each Installment Notice Due Date and each Installment Date, the average and median daily dollar volume of the Common Stock on its Principal Market for the previous twenty-three (23) Trading Days shall be greater than $10,000.00; and (xii) the ten (10) day average VWAP of the Common Stock is greater than $0.01.

Page 2 | Attachment 1 to Convertible Promissory Note (Definitions)

A21.         “Equity Conditions Failure” means, with respect to a particular date of determination, that on any day during the Equity Conditions Measuring Period, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

A22.         “Excluded Securities” means any shares of Common Stock, options, or convertible securities issued or issuable (i) in connection with any Approved Stock Plan; provided that the option term, exercise price or similar provisions of any issuances pursuant to such Approved Stock Plan are not amended, modified or changed on or after the Issuance Date; and (ii) in connection with mergers, acquisitions, strategic licensing arrangements, strategic business partnerships or joint ventures, the purpose of which is not to raise additional capital; provided, that such third parties are not granted any registration rights.  Notwithstanding the foregoing, any Common Stock issued or issuable to raise capital for the Company or its Subsidiaries, directly or indirectly, in connection with any transaction contemplated by clause (ii) above, including, without limitation, securities issued in one or more related transactions or that result in similar economic consequences, shall not be deemed to be Excluded Securities.

A23.         “Free Trading” means that (i) the shares or certificate(s) representing the applicable shares of Common Stock have been cleared and approved for public resale by the compliance departments of Holder’s brokerage firm and the clearing firm servicing such brokerage, and (ii) such shares are held in the name of the clearing firm servicing Holder’s brokerage firm and have been deposited into such clearing firm’s account for the benefit of Holder.

A24.         “Fundamental Transaction” means that (i) (1) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) the Company or any of its Significant Subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of the Company’s Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

A25.         “GAAP” means United States generally accepted accounting principles, consistently applied.

Page 3 | Attachment 1 to Convertible Promissory Note (Definitions)

A26.         “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

A27.         “Installment Amount” means the greater of (i) $44,500 ($222,500.00 ÷ 5), plus the sum of any accrued and unpaid Interest as of the applicable Installment Date and accrued, and unpaid Late Charges, if any, under this Note as of the applicable Installment Date, and any other amounts accruing or owing to Holder under this Note as of such Installment Date, and (ii) the then Outstanding Balance divided by the number of Installment Dates remaining prior to the Maturity Date. In the event the Holder shall sell or otherwise transfer any portion of this Note, the transferee shall be allocated a pro rata portion (based on the portion of this Note transferred compared with the Outstanding Balance of this Note as of the transfer date) of each unpaid Installment Amount hereunder. Notwithstanding any other provision contained herein, if any Installment Amount is greater than the then Outstanding Balance of this Note, such Installment Amount shall be reduced to equal such then Outstanding Balance. Notwithstanding anything in this subsection to the contrary, if the Holder makes a Section 8 Election, then the Installment Amount will thereafter be determined by the Holder as described in Section 8.5.

A28.         “Installment Certificated Shares” means the shares of Common Stock to be delivered by certificated shares pursuant to Section 8.3(g). The number of Installment Certificated Shares to be delivered to the Holder pursuant to Section 8.3(g) is equal to two (2) times the number of Installment Conversion Shares that would otherwise be required to be delivered to the Holder via the DWAC system in connection with the applicable Installment Notice.

A29.         “Installment Conversion Price” means, with respect to a particular date of determination, the lower of (i) the Conversion Price then in effect and (ii) the Market Price for the applicable Installment Notice Due Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any applicable Measuring Period.

A30.         “Installment Conversion Shares” means the number of shares of Common Stock to be delivered pursuant to Section 8.3(a). The Installment Conversion Shares are equal to the quotient of (i) the Company Conversion Amount divided by (ii) the Installment Conversion Price as of the applicable Installment Notice Due Date.

A31.         “Installment Date” means the Initial Installment Date and the same day on each of the calendar months following the Initial Installment Date, regardless of the occurrence of any Event of Default (or the issuance of any Redemption Cancellation Notice), until the Outstanding Balance is reduced to zero. If the Outstanding Balance is not paid or converted in full on the Maturity Date, then in addition to any remedies available under the Transaction Documents, the Installment Dates will continue on the same day of each calendar month until the Outstanding Balance is paid or converted in full (thus requiring the Company to continue to provide Installment Notices to the Holder pursuant to Section 8 hereof). If the Initial Installment Date is on the 29th, 30th, or 31st of a calendar month, then Installment Dates for shorter subsequent calendar months shall be deemed to be on the last day of such applicable calendar month. Notwithstanding anything in this subsection to the contrary, if the Holder makes a Section 8 Election, then subsequent Installment Dates will be determined by the Holder as described in Section 8.5.

A32.         “Market Price” means 75% of the arithmetic average of the three (3) lowest VWAPs of the shares of Common Stock during the Measuring Period; provided, however, that if the arithmetic average of the three (3) lowest VWAPs of the shares of Common Stock during any twenty (20) consecutive Trading Day Period is less than $0.05, then “75%” above shall thereafter be permanently replaced with “65%” in this definition of Market Price. All such determinations are to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such Measuring Period.

Page 4 | Attachment 1 to Convertible Promissory Note (Definitions)

A33.         “Maturity Date” shall mean the date that is ten (10) months after the Issuance Date.

A34.         “Measuring Period” shall mean, unless otherwise stated herein, the twenty (20) consecutive Trading Day period immediately preceding the date of determination.

A35.         “Non-Waivable Equity Conditions” means (i) the Equity Condition set forth in Section A20(iv) (indicating that Holder may not own more than the Maximum Percentage set forth in Section 3.4 of this Note), and (ii) the Equity Condition set forth in Section A20(v) (Common Stock may be issued without violating the rules of the Eligible Market).

A36.         “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

A37.         “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

A38.         “Payment Default” means any Event of Default arising under Section 4.1(a) (failure to pay) or Section 4.1(b) (failure to deliver shares) hereof.

A39.         “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

A40.         “Principal Market” means the OTCQB.

A41.         “Redemption Notices” means, collectively, Event of Default Redemption Notices and Fundamental Transaction Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

A42.         “Redemption Price” means either the Event of Default Redemption Price or the Fundamental Transaction Redemption Price, as the context requires or permits.

A43.         “SEC” means the United States Securities and Exchange Commission or the successor thereto.

A44.         “Significant Subsidiaries” means, as of any date of determination, collectively, all Subsidiaries that would constitute a “significant subsidiary” under Rule 1-02 of Regulation S-X promulgated by the SEC, and each of the foregoing, individually, a “Significant Subsidiary.”

A45.         “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

A46.         “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

A47.         “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

A48.         “True-Up Certificated Shares” means a number of shares of Common Stock equal to one (1) times the greater of (i) the True-Up Conversion Shares calculated using the applicable Installment Date, and (ii) the True-Up Conversion Shares calculated using the True-Up Date.

Page 5 | Attachment 1 to Convertible Promissory Note (Definitions)

A49.         “True-Up Conversion Price” means, with respect to a particular date of determination, the lower of (i) the Conversion Price then in effect and (ii) the Market Price. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any applicable Measuring Period.

A50.         “True-Up Conversion Shares” means that number of shares of Common Stock that would be required to be delivered pursuant to Section 8 on an applicable True-Up Date without taking into account the delivery of any Installment Conversion Shares. The True-Up Conversion Shares are equal to the quotient of (i) the Company Conversion Amount divided by (ii) the True-Up Conversion Price as of the applicable True-Up Date.

A51.         “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

A52.         “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in “OTC Pink” by Pink OTC Markets Inc. (formerly Pink Sheets LLC), and any successor thereto. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 20. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

Page 6 | Attachment 1 to Convertible Promissory Note (Definitions)

EXHIBIT A

St. George Investments LLC

303 East Wacker Drive, Suite 1200

Chicago, Illinois 60601

Brazil Minerals, Inc.	Date:	__________________

Attn: _________________
324 South Beverly Drive, Suite 118
Beverly Hills, CA 90212

CONVERSION NOTICE

The above-captioned Holder hereby gives notice to Brazil Minerals, Inc., a Nevada corporation (the “Company”), pursuant to that certain Convertible Promissory Note made by the Company in favor of the Holder on August 14, 2014 (the “Note”), that the Holder elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of the Company as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of the Holder in its sole discretion, the Holder may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of conversion: ____________
B.	Conversion #: ____________
C.	Conversion Amount: ____________
D.	Conversion Price: _______________
E.	Section 3 Conversion Shares: _______________ (C divided by D)
F.	Remaining Outstanding Balance of Note: ____________*
G.	Remaining balance of Investor Note: ____________*
H.	Outstanding Balance of Note net of balance of Investor Note: ____________* (F minus G)

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Agreement).

$_________________ of the Conversion Amount converted hereunder shall be deducted from the Installment Amount(s) relating to the following Installment Date(s): __________________________________________.

Please transfer the Section 3 Conversion Shares electronically (via DWAC) to the following account:

Broker:	Address:
DTC#:
Account #:
Account Name:

To the extent the Section 3 Conversion Shares are not able to be delivered to the Holder electronically via the DWAC system, please add additional certificated Common Stock equal to five percent (5%) of the number of Section 3 Conversion Shares so converted (per Section 3.3(a) of the Note), and deliver all such certificated shares to the Holder via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:

Sincerely,

Holder: St. George Investments LLC

By:	Fife Trading, Inc., Manager

By:
John M. Fife, President

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs _______________ to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Instructions to Transfer Agent dated August 14, 2014 from the Company and acknowledged and agreed to by ___________________.

Brazil Minerals, Inc.

By:
Name:
Title:

EXHIBIT C-1

Brazil Minerals, Inc.

324 South Beverly Drive, Suite 118

Beverly Hills, CA 90212

St. George Investments LLC	Date: _____________
Attn: John Fife
303 E. Wacker Dr., Suite 1200
Chicago, IL 60657

INSTALLMENT NOTICE

The above-captioned Company hereby gives notice to St. George Investments LLC, a Utah limited liability company (the “Holder”), pursuant to that certain Convertible Promissory Note made by the Company in favor of the Holder on August 14, 2014 (the “Note”), of certain Company elections and certifications related to payment of the Installment Amount of $_________________ due on ___________, 201_ (the “Installment Date”). In the event of a conflict between this Installment Notice and the Note, the Note shall govern, or, in the alternative, at the election of the Holder in its sole discretion, the Holder may provide a new form of Installment Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

INSTALLMENT ELECTIONS AND CERTIFICATIONS

AS OF THE INSTALLMENT NOTICE DUE DATE

A.	COMPANY ELECTIONS

The Company elects to pay the Installment Amount as follows (check one):

______(i)	Redeeming the Installment Amount in cash in accordance with Section 8 of the Note (“Company Redemption”) (if selected, no other sections of this Notice need to be completed)

______(ii)	Converting the Installment Amount in accordance with Section 8 of the Note (“Company Conversion”) (if selected, complete Section B(1) and Section (C) of this Notice)

______(iii)	Combination of Company Redemption and Company Conversion (if selected, complete Section B(2) and Section (C) of this Notice)

B.	COMPANY CONVERSION (if applicable)

1.	Company Conversion:

A.	Installment Notice Due Date: ____________, 201_
B.	Company Conversion Amount: _____________
C.	Installment Conversion Price: _______________ (lower of (i) Conversion Price in effect and (ii) Market Price as of Installment Notice Due Date)
D.	Installment Conversion Shares: _______________ (B divided by C)
E.	Excess shares to be applied from previous installment (if any): _____________
F.	Installment shares to be delivered: ________________ (D minus E)
G.	Remaining Outstanding Balance of Note: ____________ *

H.	Remaining balance of Investor Note: ____________*
I.	Outstanding Balance of Note net of balance of Investor Note: ____________ (G minus H)*

2.	Combination of Company Redemption and Company Conversion (if elected above):

A.	Installment Notice Due Date: ____________, 201_

B.	Installment Amount: ____________
C.	Company Redemption Amount: _____________
D.	Company Conversion Amount: _____________ (B minus C)
E.	Installment Conversion Price: _______________ (lower of (i) Conversion Price in effect and (ii) Market Price as of Installment Notice Due Date)
F.	Installment Conversion Shares: _______________ (D divided by E)
G.	Excess shares to be applied from previous installment (if any): _____________
H.	Installment shares to be delivered: ________________ (F minus G)
I.	Remaining Outstanding Balance of Note: ____________ *

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Agreement).

C.	EQUITY CONDITIONS CERTIFICATION (if applicable)

1.	Market Capitalization of the Common Stock:________________

(Check One)

2.	_________The Company herby certifies that no Equity Conditions Failure exists as of the Installment Notice Due Date.

3.	_________The Company hereby gives notice that an Equity Conditions Failure has occurred and requests a waiver from the Holder with respect thereto. The Equity Conditions Failure is as follows:

Sincerely,

Company: Brazil Minerals, Inc.

By:

Name:

Title:

EXHIBIT C-2

Brazil Minerals, Inc.

324 South Beverly Drive, Suite 118

Beverly Hills, CA 90212

St. George Investments LLC	Date: _____________
Attn: John Fife
303 E. Wacker Dr., Suite 1200
Chicago, IL 60657

TRUE-UP NOTICE

The above-captioned Company hereby gives notice to St. George Investments LLC, a Utah limited liability company (the “Holder”), pursuant to that certain Convertible Promissory Note made by the Company in favor of the Holder on August 14, 2014 (the “Note”), of True-Up Conversion Shares and Equity Conditions Certifications related to _____________, 201_ (the “Installment Date”). In the event of a conflict between this Installment Date Notice and the Note, the Note shall govern, or, in the alternative, at the election of the Holder in its sole discretion, the Holder may provide a new form of Installment Date Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

TRUE-UP CONVERSION SHARES AND CERTIFICATIONS

AS OF THE TRUE-UP DATE

1.	TRUE-UP CONVERSION SHARES

A.	Installment Notice Due Date: ____________, 201_

B.	Company Conversion Amount: _____________

C.	True-Up Conversion Price: _______________ (lower of (i) Conversion Price in effect and (ii) Market Price as of Installment Date)

D.	True-Up Conversion Shares: _______________ (B divided by C)

E.	Installment Conversion Shares delivered: ________________

F.	True-Up Conversion Shares to be delivered: ________________ (only applicable if D minus E is greater than zero)

G.	Installment Conversion Shares to be applied to next installment or returned:_________________ (only applicable if D minus E is less than zero and no Payment Default has occurred)

H.	Installment Conversion Shares to be retained by the Holder because of a Payment Default: _________________ (only applicable if D minus E is less than zero and a Payment Default has occurred)

2.	EQUITY CONDITIONS CERTIFICATION

A.	Market Capitalization of the Common Stock:________________

(Check One)

B.	_________The Company herby certifies that no Equity Conditions Failure exists as of the applicable Installment Date.

C.	_________The Company hereby gives notice that an Equity Conditions Failure has occurred and requests a waiver from the Holder with respect thereto. The Equity Conditions Failure is as follows:

Sincerely,

Company: Brazil Minerals, Inc.

By:

Name:

Title:

EXHIBIT D

Brazil Minerals, Inc.

324 South Beverly Drive, Suite 118

Beverly Hills, CA 90212

St. George Investments LLC	Date: _____________
Attn: John Fife
303 East Wacker Dr., Suite 1200
Chicago, Illinois 60601

NOTICE OF EXERCISE

OF BORROWER OFFSET RIGHT

The above-captioned Company hereby gives notice to St. George Investments LLC, a Utah limited liability company (the “Holder”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Holder on August 14, 2014 (the “Note”), of the Company’s election to exercise the Company Offset Right as set forth below. In the event of a conflict between this Notice of Exercise of Company Offset Right and the Note, the Note shall govern. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Effective Date of Offset: ____________, 201_
B.	Amount of Offset: ____________
C.	Investor Note(s) Being Offset: _______________

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Notice of Exercise of Company Offset Right and such Transaction Documents.

Sincerely,

Company:

Brazil Minerals, Inc.

By:

Name:

Title: